EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 157 to Registration Statement No. 02-90946 on Form N-1A of our reports dated as indicated on the attached Schedule A, relating to the financial statements and financial highlights of the Funds listed on the attached Schedule A, each a series of Eaton Vance Mutual Funds Trust, appearing in the Annual Report on Form N-CSR of Eaton Vance Mutual Funds Trust, for the year ended December 31, 2009, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP Boston, Massachusetts April 28, 2010

SCHEDULE A

Report Date	Fund
February 12, 2010	Eaton Vance AMT-Free Municipal Income Fund
February 12, 2010	Eaton Vance Tax Free Reserves
February 16, 2010	Eaton Vance Tax-Managed Growth Fund 1.1
February 16, 2010	Eaton Vance Tax-Managed Growth Fund 1.2
February 18, 2010	Eaton Vance Large-Cap Core Research Fund